Exhibit 99.4

Investor Contact Stacy Roughan Director, Investor Relations DineEquity, Inc. 818-637-3632

Media Contact

Lucy Neugart

Sard Verbinnen

415-618-8750

DineEquity, Inc. Announces Proposed Private Offering of Senior Notes

GLENDALE, Calif., September 10, 2010 – DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today announced that it plans to offer, subject to market and other conditions, senior unsecured notes.

DineEquity intends to use the net proceeds from the offering, together with the net proceeds from other secured debt financing, to fund the previously announced tender offers and consent solicitation for certain series of its subsidiaries’ outstanding securitization notes, to satisfy and discharge the indentures governing such securitization notes and to redeem, prepay or purchase any of such securitization notes that are not tendered.

The offering will be made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

DineEquity, Inc.

Forward-Looking Statements

There are forward-looking statements contained in this press release, including those relating to the proposed offering and the tender offers and consent solicitation, whether or not DineEquity, Inc. (the “Company”) will commence or consummate the proposed offering or will consummate the tender offers and consent solicitation, whether or not any of the securitization notes will be tendered in the tender offers and consent solicitation and the Company’s plans to satisfy and discharge the indentures and to redeem or prepay any of the securitization notes that are not tendered. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with the Company’s indebtedness; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; potential litigation and associated costs; continuing acceptance of the International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; the Company’s ability to commence or consummate the offering or consummate the tender offers and consent solicitation, the satisfaction and discharge of the indentures and the redemption or prepayment of any of the securitization notes that are not tendered, including obtaining any additional financing needed to fund such actions, and whether or not any of the securitization notes are tendered in the tender offers and consent solicitation; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.